SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Aug. 21, 1995



Westmoreland Coal Company
(Exact name of registrant as specified in its charter)



Delaware                     0-752                 23-1128670
(State or other         (Commission File         (IRS Employer
jurisdiction of              Number)           Identification No.)
incorporation)


700 The Bellevue, 200 South Broad Street
Philadelphia, Pennsylvania                                 19102
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (215) 545-2500


Item 2.    Acquisition or Disposition of Assets.

  On August 25, 1995, the Company announced that it had completed the sale of the remaining term of its coal supply agreement with Duke Power Company for approximately $23 million in cash.

Item 7.	Exhibits.

  Press release dated August 25, 1995.





EXHIBIT INDEX


                                                       Sequentially
Exhibit    Description of Exhibit                         Numbered
Number                                                      Page
  1        Press release dated August 25, 1995               4










SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                WESTMORELAND COAL COMPANY




Date:  September 1, 1995       By:_____________________________
                                   Theodore E. Worcester
                                   Vice President and General Counsel